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                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

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[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                        Trinet Corporation
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                        Trinet Corporation
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


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                                                            VIA FACSIMILE

June 22, 1998


Dear Fellow Stockholders:

As you may know, the Annual Meeting of Stockholders of TriNet Corporate Realty Trust, Inc. held on May 27 was adjourned prior to voting on one matter, the proposed increase in the Company's authorized capital stock (Item 2 in the proxy statement). The meeting will reconvene on June 24 to vote on this matter. This was done to enable the Company to speak directly with stockholders in order to address concerns or questions relating to this proposal.

The Company proposes an increase in its authorized capital for the sole purpose of enabling TriNet to continue to grow and to finance this growth by raising equity capital. The additional capital authorization is necessary to give the Company the financing flexibility to raise equity as needed for its acquisitions and strategic growth. We do NOT intend to use the new authorized stock (including "blank check" preferred stock) for any anti-takeover purpose.

We have committed to our stockholders that the Company will not issue any of the newly-authorized capital stock in an anti-takeover situation without prior approval of stockholders. Based on this commitment, Institutional Shareholder Services has recommended a vote FOR this proposal.

It is the Company's hope that, based on this assurance, you will be able to support this proposal. If so, we respectfully request that you vote FOR Item 2. Please feel free to contact me, or Mr. Dan Sullivan of D.F. King & Co. (212.493.6927), if you have any questions regarding this matter.

Sincerely,

Geoffrey M. Dugan
Vice President, Administration and General Counsel